UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2017

Voltari Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-55419	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700
New York, NY 10153

(Address of Principal Executive Offices, including Zip Code)

(212) 388-5500
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2017, the board of directors (the “Board”) of Voltari Corporation (the “Company”) appointed Sachin Latawa to the Board, to serve until the next annual meeting of stockholders and, in connection with his appointment, expanded the Board to four members.

Mr. Latawa has served as Chief Financial Officer of the Real Estate Segment of Icahn Enterprises L.P. (“IEP”), a diversified holding company engaged in a variety of businesses, including Investment, Automotive, Energy, Gaming, Railcar, Food Packaging, Metals, Mining, Real Estate and Home Fashion, since January 2017. In his current role, Mr. Latawa is responsible for directing all acquisition, divestiture, financial reporting, accounting, asset management and financial planning activities for IEP’s Real Estate Segment. Prior to that time, Mr. Latawa was Controller of IEP’s Real Estate Segment, beginning in April 2015. Prior to joining IEP, Mr. Latawa served as Vice President and M&A Controller at Fortress Investment Group (“Fortress”), where his responsibilities included overseeing M&A transactions for various publicly-traded REITs managed by Fortress, from March 2014 to April 2015. From 2006 to 2014, Mr. Latawa held various positions with PwC Transaction Services, most recently as a Director. Mr. Latawa is a Certified Public Accountant in the United States and a Chartered Accountant in India. He holds a Bachelors’ Degree in Commerce from Delhi University, India and an MBA from the Institute of Management Technology, India.

There are no arrangements or understandings between Mr. Latawa and any other persons pursuant to which he was selected as a director and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION

Date: April 24, 2017	By:	/s/ Kenneth Goldmann
Kenneth Goldmann
Chief Administrative and Accounting Officer

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